Exhibit 99.6

[LETTERHEAD OF JEFFERIES LLC]

The Board of Directors

CECO Environmental Corp.

4625 Red Bank Road

Cincinnati, Ohio 45227

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated May 3, 2015, to the Board of Directors of CECO Environmental Corp. (“CECO”) as Annex E to, and reference thereto under the headings “Summary — Opinion of CECO’s Financial Advisor” and “The Mergers — Opinion of CECO’s Financial Advisor” in, the joint proxy statement/prospectus relating to the proposed merger involving CECO and PMFG, Inc. (“PMFG”), which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of CECO (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jefferies LLC

JEFFERIES LLC

June 8, 2015